SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                            FORM 8-K

                         CURRENT REPORT

                          JUNE 30, 1997

         -----------------------------------------------
        Date of Report (Date of earliest event reported)

                   NEUROMEDICAL SYSTEMS, INC.
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     (Exact name of Registrant as specified in its charter)

                            Delaware
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         (State or other jurisdiction of incorporation)


          0-26984                       13-3526980
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 (Commission File No.)       (IRS Employer Identification Number)


                    Two Executive Boulevard,
                            Suite 806
                  Suffern, New York 10901-4164
                         (914) 368-3600
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            (Address of Principal Executive Offices)

                         Not Applicable
  -------------------------------------------------------------
  (Former name or former address, if changed since last report)

Item      5.        Other Events.

          The purpose of this Current Report on Form 8-K is to report that Mark R. Rutenberg, President and Chief Executive Officer of Neuromedical Systems, Inc. (the "Company"), has submitted his resignation as President and Chief Executive Officer of the Company. Mr. Rutenberg will serve as non-executive Chairman of the Board of the Company until a new CEO and Chairman is selected. Subsequently, it is anticipated that Mr. Rutenberg will become non-executive Vice Chairman of the Board of the Company.

     Until a new CEO is selected, the Office of the Chief
Executive will be filled jointly by Uzi Ish-Hurwitz and John B.
Henneman, III.  The Board of Directors has directed and empowered
Mr. Ish-Hurwitz and Mr. Henneman to move forward on all key initiatives.

     Mr. Ish-Hurwitz, who joined the company in April 1993, is Executive Vice-President and Chief of Technical Operations of the Company and President of Neuromedical Systems Israel, Ltd., a subsidiary of the Company. Mr. Ish-Hurwitz is a member of the Board of Directors. Mr. Henneman is Vice President of Corporate Development, General Counsel and Secretary of the Company and joined the Company in February 1994.

                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              NEUROMEDICAL SYSTEMS INC.

                              By:  /s/ David L. Duncan, Jr.
                                   ------------------------------
                                   David L. Duncan, Jr.
                                   Vice President, Finance and
                                   Administration and Chief
                                   Financial Officer


                              Dated:  June 30, 1997